SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

December 30, 2003

SANTANDER BANCORP

(Exact name of registrant as specified in its charter)

COMMONWEALTH OF PUERTO RICO	001-15849	66-0573723
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification	207 Ponce de Leon Avenue, San Juan, Puerto Rico	00917
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (787) 759-7070

Item 5. Other Events and Required FD Disclosure

On December 30, 2003, Santander BanCorp and Administracion de Bancos Latinoamericanos Santander, S.L. ("ABLASA"), a wholly-owned subsidiary of Banco Santander Central Hispano, S.A. completed today the definitive stock purchase agreement whereas Santander BanCorp has acquired all of the common stock of Santander Securities Corporation ("Santander Securities") for a purchase price of $62 million. Santander BanCorp issued a press release on the aforementioned date announcing that it had completed the purchase. A copy of such press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANTANDER BANCORP

(Registrant)

Date: December 2, 2003 By: /s/Jose R. Gonzalez

Name: Jose R. Gonzalez

Title: President & CEO

Exhibit 99.1

San Juan, Puerto Rico, December 30, 2003 - Santander BanCorp (NYSE: SBP; LATIBEX: XSBP), and Administracion de Bancos Latinoamericanos Santander, S.L. ("ABLASA"), a wholly-owned subsidiary of Banco Santander Central Hispano, S.A. completed today the definitive stock purchase agreement whereas Santander BanCorp has acquired all of the common stock of Santander Securities Corporation ("Santander Securities") for a purchase price of $62 million.

Jose R. Gonzalez, President and CEO of Santander BanCorp and Carlos M. Garcia, President and CEO of Santander Securities both expressed their satisfaction with this transaction which makes Santander BanCorp a more diversified financial services institution with the addition of the securities broker-dealer and asset management businesses to its commercial banking, consumer lending, mortgage banking and insurance lines of business.

Santander Securities is the second largest full service securities broker-dealer in Puerto Rico with approximately $5.9 billion in assets under management, composed of over $3.7 billion in customer assets at the retail broker-dealer and $2.2 billion in managed mutual fund gross assets and institutional accounts at its wholly owned subsidiary, Santander Asset Management Corporation.

Santander Securities is a registered broker-dealer and a member of the National Association of Securities Dealers, Inc. and Securities Investors Protection Corporation. With a staff of 144 professionals, it offers full securities brokerage services, including retail and institutional sales, trading, investment banking, asset management and research. Santander Securities principal office is located at 221 Ponce de Leon Avenue, San Juan, Puerto Rico. It also has several offices in Puerto Rico and an office at 1401 Brickell Avenue in Miami, Florida.

Santander BanCorp is a publicly held financial holding company that is traded on the New York Stock Exchange and on Latibex (Madrid Stock Exchange). It has two wholly owned subsidiaries, Banco Santander Puerto Rico and Santander Insurance Agency. Banco Santander Puerto Rico has been operating in Puerto Rico for 26 years. It offers a full array of services in the areas of commercial, mortgage and consumer banking supported by a team of over 1,500 employees, with 66 branches. Santander Insurance Agency offers life, health and disability coverage as a corporate agent and also operates as a general agent. For more information, visit the Companys website at www.santandernet.com.

Banco Santander Central Hispano, S.A. (SAN.MC, STD.N) is the largest financial group in Spain and Latin America by profits, and the second largest bank in the Euro Zone by market capitalization. Founded in 1857, it has forged important business initiatives in Europe, including a 15-year old alliance with The Royal Bank of Scotland, ownership of the third largest banking group in Portugal and the leading independent consumer finance franchise in Germany.

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This press release contains forward-looking statements that are based on current expectations, estimates, forecasts and projections about the industry in which the Company operates, its beliefs and its managements assumptions.  Words such as "expects," "anticipates," "targets," "goals," "projects," "intends," "plans," "believes," "seeks," "estimates" and variations of such words and similar expressions are intended to identify such forward-looking statements.  These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. Factors that may cause actual results to differ materially from such forward-looking statements include, among others, the following: (1) general economic conditions are less favorable than expected; (2) competitive pressures among financial services companies in Puerto Rico increase significantly; (3) substantial changes in levels of market interest rates and prices may adversely impact funding sources and the value of financial products and assets; (4) legislation or regulatory changes adversely affect the businesses in which the Company is engaged; and (5) litigation liabilities, including costs, expenses, settlements and judgments, may adversely affect the Company or its businesses. Except as otherwise required under federal securities laws and the rules and regulations of the SEC, the Company does not have any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, changes in assumptions or otherwise.